Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (Nos. 333- 226192, 333-230757 and 333-232229) of Naked Brand Group Limited of our report dated June 14, 2019 relating to the financial statements, which appears in this Form 20-F/A.

PricewaterhouseCoopers.

[s] PricewaterhouseCoopers
Sydney, Australia
3 January 2020